Exhibit 99.3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,	Civil No.14-CV-9956
v.

AVON PRODUCTS, INC.,

Defendant.

FINAL JUDGMENT
The Securities and Exchange Commission having filed a Complaint and Defendant Avon Products, Inc. having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to the entry of this Final Judgment; waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:
I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and

Defendant’s officers, agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 13(b)(2)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78m(b)(2)(A)], by failing to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Defendant.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that

Defendant and Defendant’s officers, agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Section 13(b)(2)(B) of the Exchange Act [15 U.S.C. § 78m(b)(2)(B)], by failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
III.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant is liable for disgorgement of $52,850,000, representing benefits alleged to have been gained as a result of the conduct alleged in the Complaint, together with prejudgment interest thereon in the amount of $14,515,013.13, for a total of $67,365,013.13. Defendant shall satisfy this obligation by paying $67,365,013.13 to the Securities and Exchange Commission within 14 days after entry of this Final Judgment.
Defendant may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request. Payment may also be made directly from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm. Defendant may also pay by certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission, which shall be delivered or mailed to

Enterprise Services Center
Accounts Receivable Branch
6500 South MacArthur Boulevard
Oklahoma City, OK 73169
and shall be accompanied by a letter identifying the case title, civil action number, and name of this Court; identifying Avon Products, Inc. as a defendant in this action; and specifying that payment is made pursuant to this Final Judgment.
Defendant shall simultaneously transmit photocopies of evidence of payment and case-identifying information to the Commission’s counsel in this action. By making this payment, Defendant relinquishes all legal and equitable right, title, and interest in such funds and no part of the funds shall be returned to Defendant. The Commission shall send the funds paid pursuant to this Final Judgment to the United States Treasury.
The Commission may enforce the Court’s judgment for disgorgement and prejudgment interest by moving for civil contempt (and/or through other collection procedures authorized by law) at any time after 14 days following entry of this Final Judgment. Defendant shall pay post-judgment interest on any delinquent amounts pursuant to 28 U.S.C. § 1961.

IV.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein, including, but not limited to, the undertakings to retain an independent corporate compliance monitor and provide corporate compliance reporting pursuant to paragraphs 4 through 36 of the Consent, and to certify, in writing, compliance with the undertakings set forth above. The certification shall identify the undertaking(s), provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Defendant agrees to provide such evidence. Defendant shall submit the certification and supporting material to Assistant Director David Frohlich, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

Dated:_________________, ___

_______________________________
UNITED STATES DISTRICT JUDGE

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